UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 25, 2013


                               CEL-SCI CORPORATION
                     -------------------------------------
             (Exact name of Registrant as specified in its charter)



     Colorado                        0-11503                  84-0916344
--------------------          ------------------------  -----------------------
(State or other jurisdiction   (Commission File No.)       (IRS Employer
of incorporation)                                        Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
                 ---------------------------------------------
          (Address of principal executive offices, including Zip Code)



      Registrant's telephone number, including area code: (703) 506-9460
                                                          --------------


                                       N/A
                          ---------------------------
          (Former name or former address if changed since last report)



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   Item 5.07.     Submission of Matters to a Vote of Securities Holders.

      The annual meeting of CEL-SCI's shareholders was held on June 25, 2013. At the meeting the following persons were elected as directors for the upcoming year:

                Name                  Votes For           Votes Withheld
                ----                  ---------           --------------

            Maximilian de Clara       65,889,772           23,187,528
            Geert R. Kersten          75,355,564           13,721,736
            Alexander Esterhazy       77,880,404           11,196,896
            C. Richard Kinsolving     76,538,567           12,538,733
            Peter R. Young            77,823,272           11,254,028

      At the meeting the following were ratified by the shareholders.

     (1)  the   adoption  of  CEL-SCI's   Amended  and   Restated   Articles  of
Incorporation;

     (2) subject to the determination of CEL-SCI's directors that a reverse split would be in the best interest of CEL-SCI's shareholders, the adoption of a reverse split of CEL-SCI's common stock. A condition of the reverse stock split is that the ratio of the reverse split will be determined by CEL-SCI's Board of Directors, provided that, in any case, the reverse split ratio will not be greater than 10 for 1. The Board of Directors may elect not to proceed with a stock split without further action by the shareholders;

     (3) subject to the determination of CEL-SCI's directors that an increase in CEL-SCI's authorized capital would be in the best interest of CEL-SCI's shareholders, the adoption of an amendment to CEL-SCI's Articles of Incorporation such that CEL-SCI would be authorized to issue up to 800,000,000 shares of common stock. The Board of Directors may elect not to proceed with increasing CEL-SCI's authorized capital without further action by the shareholders; and

     (4) the appointment of BDO USA, LLP as CEL-SCI's independent registered public accounting firm for the fiscal year ending September 30, 2013;

      The following is a tabulation of votes cast with respect to these proposals:

                                  Votes
                    --------------------------------------          Broker
    Proposal         For          Against        Abstain           Non-Votes

      1.        208,502,239     27,744,607     13,469,847
      2.        156,067,768     89,649,626      3,999,299
      3.        190,425,399     48,391,841     10,899,453
      4.        236,020,249      5,940,917      7,755,527

       The adoption of CEL-SCI's 2013 Non-Qualified Stock Option Plan, which provides that up to 20,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Non-Qualified Plan, did not receive the required number of votes.

     As a result, the annual shareholders' meeting has been adjourned to July 25, 2013, allowing stockholders additional time to vote on the adoption of the 2013 Non-Qualified Plan. The meeting will reconvene on that date at 10:30 a.m. at CEL-SCI's corporate office, which is located at 8229 Boone Boulevard, Suite 802, Vienna, Virginia 22182.

     The adoption of the 2013 Non-Qualified Plan required the affirmative vote of the holders of a majority of CEL-SCI's outstanding shares of common stock. In addition, brokers did not have discretionary authority to vote on the proposal and must therefore receive voting instructions from beneficial owners of shares held in street name in order for the shares to be voted. Although less than half of CEL-SCI's outstanding shares of common stock have been voted on the adoption of the 2013 Non-Qualified Plan, a significant percentage of these shares have been voted in favor of this proposal.

     As a result of the adoption of CEL-SCI's Amended and Restated Articles of Incorporation, the adoption of the 2013 Non-Qualified Plan, at the adjourned meeting, will require the approval of a majority of votes cast with respect to this matter.

     Despite the change in the vote required, during the period of the adjournment, CEL-SCI will continue to solicit proxies from its stockholders with respect to the adoption of the 2013 Non-Qualified Stock Option Plan. Stockholders who have not already done so are encouraged to vote on the proposal. Stockholders who have already voted need not take any action on the proposal, although they may change their vote by executing a new proxy, revoking a previously given proxy, or attending the adjourned meeting and voting in person.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 25, 2013                CEL-SCI CORPORATION



                                    By: /s/ Geert Kersten
                                        --------------------------------------
                                        Geert Kersten, Chief Executive Officer




































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